Exhibit 32
Certification of
the Chief Executive Officer and Chief Financial Officer
pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. 1350)
     In connection with this Annual Report on Form 10-K of Telecomunicaciones de Puerto Rico, Inc. (the “Company”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Cristina M. Lambert, as Chief Executive Officer of the Company, and Héctor Houssay, as Chief Financial Officer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
1. This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods referred to in the Report.

/s/ Cristina M. Lambert		/s/ Héctor Houssay

By:	Cristina M. Lambert	By:	Héctor Houssay
Title:	Chief Executive Officer	Title:	Chief Financial Officer
Date:	March 30, 2007	Date:	March 30, 2007
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.